Exhibit 10.7

Execution Version
Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

CHANGE ORDER NO. 5

Date: August 28, 2026	Change Order No. 5
Reference: Per Diem Adjustment
Documents: Attachment C-5 to Exhibit C

Venture Global Plaquemines LNG, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Owner”), and KZJV LLC, a limited liability company duly organized and validly existing under the laws of the State of Texas (the “Contractor”), hereby agree to the following change to that certain Amended and Restated Engineering, Procurement and Construction Agreement, dated as of April 7, 2025, by and between Owner and Contractor (as amended, supplemented or otherwise modified, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. This Change Order, agreed upon by the Parties pursuant to Article 12 of the Agreement, is considered an amendment to the Agreement. Except to the extent specifically described in this Change Order, the changes set forth herein do not relieve Contractor of its responsibilities set forth in the Agreement.
Provided that this Change Order is executed by both Parties, this Change Order will constitute a full and final settlement and accord and satisfaction of all effects of the changes described herein, and shall be deemed to compensate Contractor fully for such effects, unless otherwise provided in the detailed description below.

Change:

(1)This Change Order No. 05 approves and incorporates an increase in the value of the Per Diem paid to Contractor’s Craft Labor from [***] effective April 6th 2026, in accordance with Note 1 of Exhibit C, Attachment C-5.

Price:

This Change Order shall be incorporated into the Project forecast.

Deliverable Schedule:

This Change Order shall have no impact on the Project Schedule or Applicable Deadlines.

This Change Order is not valid, except as otherwise provided in the Agreement, until fully executed by Contractor and Owner.

[Signatures on the following page.]

IN WITNESS WHEREOF, the Parties have caused this Change Order to be executed by their duly authorized representatives as of the date and year first above written.

Venture Global Plaquemines LNG, LLC By: /s/ Keith Larson Name: Keith Larson Title: General Counsel and Secretary	KZJV LLC By: /s/ Paul Fellows Name: Paul Fellows Title: Manager

By: /s/ Bruce Beall Name: Bruce Beall Title: Manager